SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to § 240.14a-12

CALIFORNIA PIZZA KITCHEN, INC.

(Name of Registrant as Specified In Its Charter)

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CALIFORNIA PIZZA KITCHEN, INC.

6053 West Century Boulevard, 11th Floor

Los Angeles, California 90045-6430

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 14, 2006

Dear Stockholder:

You are invited to attend the Annual Meeting of the Stockholders of California Pizza Kitchen, Inc., a Delaware corporation, which will be held on Wednesday, June 14, 2006 at 10:00 AM, in the Gateway Room at the Sheraton Gateway Hotel, 6101 W. Century Blvd., Los Angeles, California 90045, for the following purposes:

1.	To elect a Board of Directors. Our nominating and governance committee has nominated the following individuals for election at the meeting: William C. Baker, Larry S. Flax, Henry Gluck, Steven C. Good, Charles G. Phillips, Avedick B. Poladian, Richard L. Rosenfield and Alan I. Rothenberg.

2.	To approve a form of indemnification agreement to be entered into between California Pizza Kitchen, Inc. and each of its directors and officers.

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2006.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 26, 2006 are entitled to notice of, and to vote at, this meeting and any adjournments or postponements thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our offices.

Your attention is directed to the accompanying proxy statement. We invite all stockholders to attend the annual meeting. To ensure that your shares will be voted at this meeting, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed envelope. You can also vote your shares by telephone or via the Internet. Voting instructions for telephone and Internet voting are printed on the proxy card. If you are a holder of record and you attend this meeting, you may vote in person, even though you have sent in your proxy. Stockholders who hold their shares through an account with a brokerage firm, bank or other nominee who desire to vote in person at the meeting will need to obtain a proxy form from the institution that holds their shares and follow the instructions on that form.

Accompanying this notice and proxy statement is a copy of our 2005 annual report to stockholders.

By Order of the Board of Directors,

Susan M. Collyns

Chief Financial Officer and Secretary

IMPORTANT: The prompt return of proxies will save us the expense of further requests for proxies in order to ensure a quorum at the meeting. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

Los Angeles, California

May 1, 2006

CALIFORNIA PIZZA KITCHEN, INC.

6053 West Century Boulevard, 11th Floor

Los Angeles, California 90045-6430

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 14, 2006

The accompanying proxy is solicited by the Board of Directors of California Pizza Kitchen, Inc., a Delaware corporation (referred to herein as the “Company” or in the first person notations “we,” “our” and “us”), for use at our 2006 Annual Meeting of Stockholders to be held on Wednesday, June 14, 2006, and any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this proxy statement is May 1, 2006, the approximate date on which we first sent or gave this proxy statement and the accompanying form of proxy to stockholders.

General Information

Annual Report.    An annual report on Form 10-K for the fiscal year ended January 1, 2006 is enclosed with this proxy statement.

Voting Securities.    Only stockholders of record as of the close of business on April 26, 2006 will be entitled to vote at the meeting and any adjournment or postponement thereof. As of that date, there were 19,806,179 shares of our common stock, par value $0.01 per share, issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of our common stock is entitled to one (1) vote for each share of stock held on the proposals presented in this proxy statement. Our bylaws provide that the holders of a majority of the issued and outstanding shares of our stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

Solicitation of Proxies.    We will bear the cost of soliciting proxies. We may solicit stockholders through our regular employees and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have shares of our stock registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. We also may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation. We may engage a proxy solicitation firm to assist us and, if we do, we expect the cost of the engagement to be no more than $20,000.

Voting of Proxies.    All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the direction of the stockholder. If no choice is indicated on the proxy, the shares will be voted in favor of the director-nominees and the other proposals. However, for shares held through a broker or other nominee who is a New York Stock Exchange member organization, those shares will only be voted in favor of proposal number two if the stockholder has provided specific voting instructions to the broker or other nominee to vote the shares in favor of proposal number two. A stockholder who holds shares in his or her own name and who gives a proxy has the power to revoke his or her proxy at any time prior to the time it is voted by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date or by attending the meeting and voting in person. Stockholders who hold their shares through an account with a brokerage firm, bank or other nominee who desire to revoke their proxies or to vote in person at the meeting will need to obtain a proxy form from the institution that holds their shares and follow the instructions on that form.

Stockholders also have the choice of voting by using a toll-free telephone number or via the Internet. Please refer to your proxy card enclosed with this proxy statement or the information forwarded by your bank, broker or other holder of record. The telephone and Internet voting facilities for stockholders of record will close at 11:59 p.m. EDT on June 13, 2006. The telephone and Internet voting procedures are designed to authenticate you as a stockholder by use of a control number and to allow you to confirm that your instructions have been properly recorded.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

Director Nominees.    The table below sets forth the Company’s director nominees and certain information relating to those nominees, as of April 26, 2006, with respect to age and background.

Name	Age	Position
Larry S. Flax	63	Co-Chief Executive Officer, Co-President, Co-Chairman of the Board and Director

Richard L. Rosenfield	60	Co-Chief Executive Officer, Co-President, Co-Chairman of the Board and Director

William C. Baker	72	Director

Henry Gluck	77	Director

Steven C. Good	63	Director

Charles G. Phillips	57	Director

Avedick B. Poladian	54	Director

Alan I. Rothenberg	67	Director

Larry S. Flax, a co-founder, was named co-President in January 2004 and has served as co-Chief Executive Officer (“co-CEO”) since July 2003 and as co-Chairman of the Board since our formation in October 1985. From 1985 to 1996, Mr. Flax had also served as co-CEO. In January 2002, Mr. Flax co-founded and served as co-President of LA Food Show, Inc., which is now owned by the Company. Prior to founding California Pizza Kitchen, he practiced law as a principal in Flax and Rosenfield, Inc. after serving as an Assistant United States Attorney, Department of Justice and Assistant Chief, Criminal Division and Chief, Civil Rights Division of the United States Attorney’s Office in Los Angeles. Mr. Flax also serves on the board of directors of Arden Realty, Inc.

Richard L. Rosenfield, a co-founder, was named co-President in January 2004 and has served as co-CEO since July 2003 and as co-Chairman of the Board since our formation in October 1985. From 1985 to 1996, Mr. Rosenfield had also served as co-CEO. In January 2002, Mr. Rosenfield co-founded and served as co-President of LA Food Show, Inc., which is now owned by the Company. Prior to founding California Pizza Kitchen, he practiced law as a principal of Flax and Rosenfield, Inc. after serving with the Department of Justice, Criminal Division, Appellate Section in Washington, D.C. and as an Assistant United States Attorney, Special Prosecutions Section of the Criminal Division, in Los Angeles. Mr. Rosenfield also serves on the board of directors of Callaway Golf Company.

William C. Baker has served as a director since May 2002. From August 2004 to August 2005, Mr. Baker was Chairman and Chief Executive Officer of Callaway Golf Company. From 1997 to August 2004, Mr. Baker was a principal of the real estate investment firm of Baker & Simpson, L.L.C. Mr. Baker has also served as a director of several public companies including Callaway Golf Company, La Quinta Corporation, Public Storage, and Javo Beverage, and has served as President and/or Chairman of the Board of such companies as the Santa Anita Companies, Coast Newport Properties, Inc., Red Robin International, Del Taco Corporation, Macco Corporation and Great Southwest Corporation (Six Flags’ parent). His experience additionally includes serving as trial attorney for the United States Department of Justice; Maritime Law attorney with the law firm of Zock, Petrie, Sheneman & Reid in New York; Chief of Trial Section with the law firm of Wynne, Jaffe & Tinsley in Dallas; General Manager, Texas Pavilion of the New York World’s Fair, and partner in Baker & Miller, an industrial development firm.

Henry Gluck has served as a director since August 2003. Mr. Gluck was a consultant to Magna Entertainment until April 2005. He served as Chairman and Chief Executive Officer of Caesars’ World, a hotel and gaming company, from 1983 until 1995. From 1995 to 2003, Mr. Gluck was Co-Chairman of Transcontinental Properties,

developers of Lake Las Vegas. Mr. Gluck has served on the board of directors of many publicly traded companies, including ITT Corp., Sheraton Hotel Corp., Cordura Corporation, Growth Realty, Daylin, Gibralter Savings and Loan Association, Monogram Industries and Metal Box America. Mr. Gluck serves on the Board of Trustees of Andrus Gerontology Center at the University of Southern California. He also serves as Vice Chairman on the Board of Advisors/Executive Committee at the UCLA Medical Center.

Steven C. Good has served as a director since May 2005. Mr. Good is a founding partner of Good Swartz Brown & Berns LLP, an accounting, auditing and business advisory firm. He was previously a partner at Freedman Horowitz & Good and Leventhol & Horwath. He is a founder and past Chairman of CU Bancorp and is a director of several public companies including: Arden Realty Inc., a real estate investment trust; OSI Systems, Inc., a provider of security and medical monitoring systems; Big Dogs Holdings Inc., a retailer; and Kayne Anderson MLP Investment Company, which invests in oil-related infrastructures. Mr. Good is past Chairman of the Board for the Jewish Home for the Aging; a member of the Board for the American Friends of the Hebrew University; and a member of the Chancellor’s Circle of UCLA.

Charles G. Phillips has served as a director since November 2000. Mr. Phillips is the Chief Operating Officer of Prentice Capital Management, LLC, an investment management firm he joined at the beginning of 2005. Mr. Phillips retired from Gleacher & Co., an investment banking and management firm, where he was a managing director from 1991 to 2002 and President from 1998-2001. Mr. Phillips currently serves on the board of directors of Champps Entertainment, Inc. and has served on the boards of several public and private companies and private investment funds.

Avedick B. Poladian has served as a director since September 2004. Mr. Poladian is currently Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Lowe Enterprises, Inc., which invests, develops and manages real estate and hospitality assets. He was previously a senior partner in the public accounting firm of Arthur Andersen LLP. He also serves on the board of Psomas, an architectural and engineering firm. Mr. Poladian was past Chairman and is currently a Board Member of the YMCA of Metropolitan Los Angeles; a former Trustee and Vice Chairman of the Board of Loyola Marymount University; a past Chairman and current Board Member of the Los Angeles Area Chamber of Commerce and a Board Member of University of Southern California School of Public Policy, Planning and Development.

Alan I. Rothenberg. Mr. Rothenberg has served as a member of our Board of Directors since April 2006. Mr. Rothenberg is Chairman of Premier Partnerships, a sports and entertainment marketing and consulting firm and serves as President of the Los Angeles Board of Airport Commissioners. Since 2002, he has served as Chairman of the Board of Directors of 1st Century Bank, National Association, a Los Angeles based commercial bank. From 1990 until his retirement in 2000, Mr. Rothenberg was a Partner at Latham & Watkins, LLP, one of the world’s largest law firms. From 1968 to 1990, Mr. Rothenberg was a founder and Managing Partner of Manatt, Phelps, Rothenberg and Phillips, a Los Angeles law firm specializing in business and commercial litigation including practices in the sports, entertainment and financial fields. From 1990 through 1998, he served as President of the United States Soccer Federation. Mr. Rothenberg served as Chairman and CEO of the 1994 World Cup and the 1999 FIFA Women’s World Cup. Mr. Rothenberg serves on the boards of directors of Major League Soccer, United States Soccer Federation, Los Angeles County Bar Association Dispute Resolution Services, Constitutional Rights Foundation, Los Angeles Convention and Visitors Bureau and LA Sports Council. Mr. Rothenberg also serves on the Board of Directors of Zenith National Insurance Corp. and Arden Realty, Inc.

Currently, all directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. If a director nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as we may designate. There are no family relationships among our directors and officers. During the fiscal year ended January 1, 2006, our Board of Directors held 7 meetings. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during 2005.

Each member of our Board of Directors is expected to attend the Company’s Annual Meeting of Stockholders. All of the current members of our Board of Directors who served in that capacity at the time of our 2005 Annual Meeting of Stockholders attended such annual meeting.

Vote Required and Board of Directors’ Recommendation

If a quorum is present and voting, the eight nominees for the positions of directors receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Our Board of Directors unanimously recommends a vote “FOR ALL NOMINEES” named above.

Independence of the Board of Directors

We have established standards of independence for our Board of Directors that comply with the standards of independence set forth in the Marketplace Rules of The Nasdaq Stock Market. Under these standards of independence, an independent director is one who is not an officer or employee of the Company or its subsidiaries or any other individual who has a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who otherwise:

•	is not, and has not within the past three years been, employed by the Company or any of its subsidiaries;

•	has not accepted, and whose immediate family member has not accepted, any payments from the Company or any of its subsidiaries in excess of $60,000 during any period of twelve consecutive months within the past three years, other than the following:

(i)	compensation for service on the Board of Directors or any committee of the Board of Directors;

(ii)	payment arising solely from investment in our securities;

(iii)	compensation paid to a member of the director’s immediate family who is a non-executive employee of the Company or any of its subsidiaries;

(iv)	benefits under a tax-qualified retirement plan, or non-discretionary compensation; or

(v)	loans permitted under Section 13(k) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•	is not an immediate family member of an individual who is, or at any time during the past three years was, an executive officer of the Company or any of its subsidiaries;

•	is not, and whose immediate family member is not, a partner in, or a controlling stockholder or an executive officer of, any organization to which we made, or from which we received, payments for property or services in the current year or in any of the past three years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than payments arising solely from investment in our securities or payments under non-discretionary charitable contribution matching programs;

•	is not, and whose immediate family member is not, an executive officer of another entity where at any time during the last three years any of our executive officers served on the compensation committee of such entity; and

•	is not, and whose immediate family member is not, a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during the past three years.

Additionally, members of the audit committee must not accept, directly or indirectly, any compensation from the Company other than directors’ fees and must not be affiliated persons of the Company (other than by virtue of their directorship).

Our Board of Directors has determined that all of our non-management directors do not have a material relationship with the Company and are therefore independent under both our standards of independence and the criteria for independence set forth in the listing standards of The Nasdaq Stock Market. The Board of Directors has determined that William C. Baker, Henry Gluck, Steven C. Good, Charles G. Phillips, Avedick B. Poladian and Alan I. Rothenberg satisfy the independence standards of the Company and the Nasdaq Stock Market.

Committees of the Board of Directors

Our Board of Directors has three standing committees: an audit committee, a compensation committee, and a nominating and governance committee. In addition, the independent directors of the Company’s Board of Directors meet regularly in executive session outside the presence of management. The Board of Directors has appointed Charles G. Phillips to act as lead independent director.

Audit Committee

The audit committee is primarily concerned with the accuracy and effectiveness of the audits of our financial statements by our internal accounting staff and our independent registered public accountants. This committee’s function, among other things, is to review our quarterly and annual financial statements with our independent registered public accountants and management, review the scope and results of the examination of our financial statements by the independent registered public accountants, approve all professional services performed by the independent registered public accountants and related fees, determine whether to retain or replace our independent registered public accountants and periodically review our accounting policies and internal accounting and financial controls. The audit committee is also responsible for establishing and overseeing our internal reporting system relating to accounting, internal accounting controls and auditing matters. The audit committee is governed by a written charter which is publicly available on our website at www.cpk.com. This committee met 14 times during the fiscal year ended January 1, 2006.

The members of the audit committee during the year ended January 1, 2006 were Henry Gluck, Charles G. Phillips and Avedick B. Poladian. In addition, William C. Baker and Steven C. Good joined the committee in November 2005 and May 2005, respectively. Mr. Poladian served as chair of the audit committee. All of the current members of the audit committee are “independent” as required by the applicable listing standards of The Nasdaq Stock Market as well as the Company’s standards of director independence set forth above. The Board of Directors has determined that Messrs. Phillips and Poladian are each an “audit committee financial expert” within the meaning of Item 401(h)(2) of Regulation S-K. See pages 6-7 for a discussion of Messrs. Phillips’ and Poladian’s business experience.

Compensation Committee

The compensation committee’s function, among other things, is to review salary and bonus levels and stock option grants for executive officers and key employees. Our compensation committee consists of Messrs. Baker, Gluck, Good, Phillips, and Poladian. Mr. Baker serves as chair of the compensation committee. All of the compensation committee members are “independent” as required by applicable listing standards of The Nasdaq Stock Market as well as the Company’s standards of director independence set forth above. No member of the compensation committee has served as one of our officers or employees at any time. This committee met 11 times during the fiscal year ended January 1, 2006. The compensation committee is governed by a written charter adopted in February 2006 which is publicly available on our website at www.cpk.com.

Nominating and Governance Committee

The nominating and governance committee is primarily concerned with the qualification of candidates for election or appointment to the Board of Directors, as well as the effectiveness of our corporate governance policies. The nominating and governance committee’s function, among other things, is to seek, evaluate and recommend to the Board of Directors qualified candidates to be elected or appointed to the Board, as well as to review on an annual basis the functioning and effectiveness of the Board of Directors. Our nominating and governance committee consists of Messrs. Baker, Gluck, Good, Phillips, and Poladian, all of whom are “independent” as required by applicable listing standards of The Nasdaq Stock Market as well as the Company’s standards of director independence set forth above. Mr. Phillips serves as chair of the nominating and governance committee. This committee met once during the fiscal year ended January 1, 2006. The nominating and governance committee is governed by a written charter which is publicly available on our website at www.cpk.com.

The Company’s Director Nominations Process

In April 2004, we adopted corporate governance guidelines (the “Guidelines”) outlining a framework for Board oversight of management activity and business results. The Guidelines are publicly available on our website at www.cpk.com. The Guidelines may be amended from time to time by our Board of Directors only upon a determination by the nominating and governance committee that such change is in our best interests and those of our stockholders and the subsequent approval of such change by the full Board of Directors.

Pursuant to the Guidelines, communications sent to us with respect to candidates for director proposed by our stockholders shall be forwarded to the chair of our nominating and governance committee. The nominating and governance committee shall then review and consider the stockholder proposal in connection with our 2007 annual meeting of stockholders so long as the proposal is received prior to the deadline for submission of all stockholder proposals.

The nominating and governance committee periodically reviews with our full Board of Directors the appropriate skills and characteristics required of Board members given the current Board composition. Our Board of Directors will be comprised of individuals who have distinguished records of leadership and success in their arena of activity and who will make substantial contributions to the Board’s operations. The Board’s assessment of director candidates includes, but is not limited to, consideration of relevant industry experience, general business experience, relevant financial experience, and compliance with independence and other qualifications necessary to comply with applicable Nasdaq listing standards, and any applicable tax and securities laws and the rules and regulations thereunder. Specific consideration shall also be given to: (i) roles and contributions valuable to the business community, (ii) personal qualities of leadership, character, and judgment, as well as whether the candidate possesses and maintains throughout service on the Board of Directors a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards, (iii) relevant knowledge and diversity of background and experience in such things as business, finance and accounting, marketing, international business, government and the like; and (iv) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings.

A director’s qualifications in light of these criteria is considered at least each time the director is nominated or re-nominated for membership on our Board of Directors. The nominating and governance committee screens and recommends all director candidates to our Board of Directors. Each of the nominees named above was recommended by the nominating and governance committee.

Director Compensation

In May 2005, we adopted a new cash and stock option compensation policy for our independent directors. As adopted, this policy will be reviewed annually by our Board. Under the policy, our independent directors will receive an annual retainer of $30,000 and a fee of $1,500 for each Board meeting attended in 2005. The chair of the audit committee will also receive an annual retainer of $5,000. In addition, our independent directors receive the following fees for each committee meeting attended:

Committee Meeting Attended	Member Attendance Fee
Audit Committee	$2,000
Compensation Committee	$2,000
Nominating and Governance Committee	$1,000

The Board continued our prior policy of granting each new independent director who joins our Board an option to purchase 15,000 shares of our common stock. These options vest over a two-year period with 50% becoming exercisable annually, subject only to the director’s continued service. The Board also determined that each independent director would be granted an option to purchase 10,000 shares of our common stock for his service as a member of the Board of Directors in 2005. These options will vest over a three-year period in equal annual installments so long as the director continues to serve on the Board. In each case the exercise price is set at the fair market value of a share of common stock as determined by our stock’s closing price on the date of grant. The options terminate 10 years after the date of grant or, if earlier, immediately after the date a director voluntarily resigns or 60 days after a director involuntarily resigns from the Board. Independent directors are also reimbursed for reasonable expenses incurred in connection with serving as a director.

Our employee directors do not receive additional compensation for services provided as a director.

Compensation Committee Interlocks and Insider Participation

Our compensation committee currently consists of Messrs. Baker, Gluck, Good, Phillips and Poladian. Mr. Baker serves as chair of the compensation committee. No member of the compensation committee has served as one of our officers or employees at any time.

See Certain Relationships and Related Transactions for a discussion of transactions with our executive officers and directors.

Stakeholder communications

As set forth in the Guidelines, our co-CEOs are responsible for establishing effective communications with our stakeholders, including stockholders, customers, employees, communities, suppliers, creditors, governments, and corporate partners. It is the policy of the Board of Directors that management speaks for the Company. This policy does not preclude independent directors from meeting with stakeholders, but management, where appropriate, should be present at such meetings. Stockholders who wish to communicate with a particular director, to the independent directors as a group, or to the Board of Directors as a whole may address their communications to the attention of our Secretary at our principal executive offices at 6053 West Century Boulevard, Eleventh Floor, Los Angeles, CA 90045.

The Secretary shall maintain a log of all such communications. The Secretary shall promptly forward those communications that he or she believes require immediate attention to the lead independent director selected by the independent directors from among themselves, or by a procedure of selection adopted by the independent directors. The Secretary shall also provide the lead director on a quarterly basis with a summary of all stakeholder communications and actions taken in connection therewith. The lead director shall notify our Board of Directors or the chairs of the relevant committees of those matters which he or she believes are appropriate for further discussion or action. Communications sent to the Board of Directors with respect to candidates for director proposed by our stockholders shall be forwarded and reviewed in the manner described under the heading entitled “The Company’s Director Nominations Process.”

PROPOSAL NUMBER TWO

APPROVAL OF INDEMNIFICATION AGREEMENT

The stockholders are requested to review and approve the proposed form of indemnification agreement in substantially the form attached as Appendix A (the “indemnification agreement”) that the Company intends to enter into with its directors and certain of its officers, as may be determined from time to time by the Board of Directors. As this is only a summary of the full agreement, you should carefully read the full text of the indemnification agreement.

The Company intends to enter into indemnification agreements with its directors and certain of its officers as a response to:

•	the increasing hazard, and related expense, of unfounded litigation directed against directors and officers;

•	the difficulty of obtaining broad directors’ and officers’ liability insurance and significant limitations in amounts and breadth of coverage;

•	dramatic increases in premiums for that coverage;

•	the Company’s potential inability to continue to attract and retain qualified directors and executive officers in light of these circumstances.

The Board of Directors believes that the indemnification agreements serve the best interests of the Company and our stockholders by strengthening our ability to attract and retain the services of knowledgeable and experienced persons as directors and officers who, through their efforts and expertise, can make a significant contribution to our success. The indemnification agreements are intended to complement the indemnity protection available under applicable law, our certificate of incorporation and bylaws and any policies of insurance which may currently or hereafter be maintained by us.

Although stockholder approval of the indemnification agreements is not required by law, it is considered appropriate to submit the indemnification agreements to the stockholders of the Company for their approval because the members of the Board of Directors are parties to, and the beneficiaries of, the rights contained in the indemnification agreements. Although the law in this regard is not certain, stockholders who vote to ratify the indemnification agreements may be prevented by their vote from challenging the validity of the indemnification agreements in a subsequent court proceeding.

Delaware Law

Under the Delaware General Corporation Law (“DGCL”), a Delaware corporation is obligated to indemnify officers and directors in connection with liabilities arising from legal proceedings resulting from that person’s service to the corporation in certain circumstances. A Delaware corporation may also voluntarily undertake to indemnify certain persons acting on its behalf in certain circumstances.

•	The DGCL requires Delaware corporations to indemnify any director or officer against expenses actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation), to which such person was a party or was threatened to be made a party by reason of the fact that he or she was a director or officer, if the individual is successful on the merits or otherwise, provided that his or her conduct was in good faith and he or she reasonably believed that his or her conduct was in or not opposed to the best interests of such corporation, and in the case of any criminal proceeding, the director had no reasonable cause to believe his or her conduct was unlawful.

•

The DGCL also requires Delaware corporations to indemnify any director or officer against expenses actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, to which such person was a party or was threatened to be made a party by reason of the fact that he or she was a director or officer, if the individual is successful on the merits or otherwise, provided that his or her conduct was in good faith and he or she reasonably believed that his or her conduct was in or not opposed to the best interests of such corporation, except that no indemnification shall be made if such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines that such person is fairly and reasonably entitled to indemnity.

•	The DGCL also requires that any indemnification must be authorized by a specific determination that the officer or director has met the applicable standards of conduct as set forth above. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

•	The DGCL also authorizes corporations to advance reasonable expenses (including attorneys’ fees) to an officer or director in advance of final disposition of a proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized under Delaware law.

•	Finally, the DGCL authorizes further indemnification to the extent that the corporation may provide in any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in the individual’s official capacity as an officer or director and as to action in another capacity while holding such office.

Summary of Indemnification Agreement

The indemnification agreement provides for indemnification to the fullest extent permissible by the DGCL. Any award of indemnification would come directly from the assets of the Company, thereby affecting a stockholder’s investment.

In accordance with the DGCL, the indemnification agreement provides for indemnification of an officer or director who was successful, in whole or in part, whether on the merits or otherwise, in defense of any action, suit or proceeding, including actions by or in the right of the Company, if the applicable standard of conduct is met. The standard of conduct under the indemnification agreement coincides with the standard of conduct under the DGCL, and is met if:

•	The indemnitee’s conduct was in good faith;

•	The indemnitee reasonably believed that his or her conduct was in or not opposed to the best interests of the Company, and

•	In the case of any criminal proceeding, indemnitee had no reasonable cause to believe his or her conduct was unlawful.

The indemnification agreement also provides for indemnification under a broader range of circumstances than those specifically enumerated in the DGCL. Specifically, the indemnification agreement provides for partial indemnification of an officer or director if it is determined that the officer or director is not entitled to the total amount of the costs, judgments, penalties, fines, liabilities or expenses actually and reasonably incurred. Additionally, an officer or director is also entitled to indemnification against all expenses actually and reasonably incurred or suffered by the officer or director or on his or her behalf if he or she appears as a witness or otherwise incurs legal expenses as a result of his or her service as an officer or director, in any threatened, pending or completed legal, administrative, investigative or other proceeding or matter to which he or she neither is, nor is threatened to be made, a party.

The determination of whether an officer or director is entitled to indemnification mirrors the requirements prescribed by the DGCL, provided however, that an officer or director is presumed to be entitled to indemnification and the Company shall have the burden of proving that the officer or director is not entitled to indemnification under the indemnification agreement. If no determination of entitlement is made within 30 days after the officer or director’s request for indemnification, then a determination of entitlement will be deemed to have been made.

The Board of Directors believes that the indemnification agreements will serve the best interests of the Company and its stockholders by strengthening the Company’s ability to attract and retain knowledgeable and experienced persons to serve as directors and officers. The indemnification agreement reduces significantly the number of instances in which directors or officers might be held personally liable to the Company for monetary damages for breach of their fiduciary duties. Therefore, it should be noted that the current officers and directors of the Company have a direct personal interest in the approval by stockholders of the indemnification agreement.

Indemnification for Liabilities under the Securities Act of 1933

The Securities and Exchange Commission has expressed its opinion that indemnification of directors, officers and controlling persons of the Company against liabilities arising under the Securities Act of 1993, as amended (the “Securities Act”), is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director or officer of the Company in the successful defense of the action, suit or proceeding) is asserted by the director or officer in connection with securities the offering of which may have been registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court or appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast on the proposal at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of our common stock is present, either in person or by proxy, is required for approval of this proposal. Votes for or against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. However, abstentions and broker non-votes will have no effect on the outcome of this vote.

The Board of Directors believes that the indemnification agreement serves the best interests of the Company and our stockholders by strengthening our ability to attract and retain the services of knowledgeable and experienced persons as directors and officers who, through their efforts and expertise, can make a significant contribution to our success.

Our Board of Directors unanimously recommends a vote “FOR” the approval of the indemnification agreement.

PROPOSAL NUMBER THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee of our Board of Directors has selected Ernst & Young LLP as independent registered public accountants to audit our financial statements for the fiscal year ending December 31, 2006. Ernst & Young LLP has acted in such capacity since its appointment during the fiscal year ended December 28, 1997. A representative of Ernst & Young LLP will be present at the annual meeting of stockholders with the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table summarizes the fees paid or payable to Ernst & Young LLP for services rendered for the fiscal years ended January 2, 2005 and January 1, 2006.

	Fiscal Year ended January 1, 2006	Fiscal Year ended January 2, 2005
Audit Fees(1)	$577,000	$500,000
Audit-Related Fees(2)	$37,000	$18,600
Tax Fees(3)	$253,000	$251,500
All Other Fees	$0	$0

(1)	Audit Fees consists of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are provided by Ernst & Young LLP in connection with regulatory filings or engagements. Included in fiscal 2005 are fees of $250,000 for professional services rendered in connection with Ernst & Young LLP’s audit of the Company’s management’s assessment of internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002 and $77,000 for additional 2004 fees approved after the filing of last year’s proxy statement. Included in fiscal 2004 are fees of $251,900 for professional services rendered in connection with Ernst & Young LLP’s audit of the management’s assessment of internal controls over financial reporting as required by the Sarbanes-Oxley Act of 2002 and $42,000 for additional 2003 fees approved after the filing of the 2004 proxy statement.

(2)	Audit-Related Fees consists of fees related to retirement plan audits and audit-related advisory services.

(3)	Tax Fees consists of fees billed for professional services rendered for tax advice. These services include assistance with tax incentives and tax audits with local, state and federal agencies. Included in fiscal 2005 fees are fees of $97,000 for additional 2004 fees approved after the filing of last year’s proxy statement.

Policy on Appointment, Replacement and Compensation of Independent Registered Public Accountants

The audit committee of our Board of Directors has the sole authority to appoint or replace our independent registered public accountants (subject, if applicable, to stockholder ratification). The committee is directly responsible for the compensation and oversight of the work of the independent registered public accountants (including resolution of disagreements between management and the independent registered public accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accountants

Our audit committee, or a subcommittee of the committee, pre-approves the provision of all audit and non-audit services (including tax services) by the independent registered public accountants up to a specified dollar amount and also approves all audit and non-audit engagement fees and terms with the independent registered public accountants. During fiscal 2004 and 2005, all of the services related to the audit and other fees described above were pre-approved by our audit committee or sub-committee and none were provided pursuant to any waiver of the pre-approval requirement.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast on the proposal at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of our common stock is present, either in person or by proxy, is required for approval of this proposal. Votes for or against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. However, abstentions and broker non-votes will have no effect on the outcome of this vote.

Our Board of Directors unanimously recommends a vote “FOR” the appointment of Ernst & Young LLP as California Pizza Kitchen, Inc.’s independent registered public accountants for the fiscal year ending December 31, 2006.

The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission. Pursuant to such rules and regulations, this report shall not be deemed “soliciting materials” filed with the Securities and Exchange Commission, subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee is comprised solely of directors whom the Board has determined do not have a material relationship with the Company and are therefore independent under both our standards of independence and the criteria for independence set forth in the listing standards of The Nasdaq Stock Market. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accountants on the basis of the information it receives, holds periodic discussions with management and the independent registered public accountants, and reviews the experience of the audit committee’s members in business, financial and accounting matters. The audit committee also provides oversight of management in the areas of corporate governance including the financial reporting system, the system of internal controls, and the independent registered public accountants’ auditing process and audit results, and legal and regulatory compliance in areas where control systems must be in place to reduce financial risk to the Company to acceptable levels.

The audit committee meets periodically with management to consider the adequacy of the Company’s internal controls and the reliability of the Company’s financial statements. The audit committee also meets privately with the independent registered public accountants, who have unrestricted access to the audit committee. The audit committee has sole responsibility for the appointment of the independent registered public accountants and is directly responsible for their compensation and oversight and periodically reviews their performance and independence from management. The audit committee acts pursuant to a written charter that was adopted by the Board of Directors, a copy of which is publicly available on the Company’s website at www.cpk.com. The audit committee reviews and assesses the adequacy of its charter on an annual basis.

The audit committee oversees the Company’s financial reporting process on behalf of its Board of Directors. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in the annual report with management. As part of its review, the audit committee also reviewed and discussed with the independent registered public accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, and not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted accounting principles, and the clarity of disclosures in the financial statements.

In addition, the audit committee has discussed with the independent auditors the independent registered public accountants’ independence from management and the Company including the matters in the written disclosures and the letter from the independent registered public accountants required by the Independence Standards Board and considered the compatibility of non-audit services with the independent registered public accountants’ independence. The audit committee also discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The audit committee discussed with the independent registered public accountants the overall scope and plans for their audits and quarterly reviews. The audit committee meets telephonically at least on a quarterly basis and in person at least on an annual basis with the independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of its financial reporting. The audit committee held nine such meetings during the year ended January 1, 2006.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 1, 2006 for filing with the Securities and Exchange Commission. The audit committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company’s independent registered public accountants.

The Audit Committee

Avedick B. Poladian, Chairman

William C. Baker

Henry Gluck

Steven C. Good

Charles G. Phillips

May 1, 2006

Equity Compensation Plan Information

As of January 1, 2006, (i) the number of shares subject to outstanding options, (ii) the weighted average per share exercise price, and (iii) the number of shares available for future grant under our stockholder approved 1998 Stock-Based Incentive Compensation Plan (the “1998 Plan”) and 2004 Omnibus Incentive Compensation Plan (the “2004 Plan”) were as follows:

	(a) Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in Column (a)
Equity compensation plans approved by security holders	3,396,673	$22.45	1,790,617
Equity compensation plans not approved by security holders	—	—	—

Total	3,396,673	$22.45	1,790,617

EXECUTIVE COMPENSATION AND OTHER MATTERS

The following table sets forth information with respect to our executive officers as of April 26, 2006:

Name	Age	Position
Larry S. Flax	63	Co-Chief Executive Officer, Co-President, Co-Chairman of the Board and Director

Richard L. Rosenfield	60	Co-Chief Executive Officer, Co-President, Co-Chairman of the Board and Director

Thomas P. Beck	59	Senior Vice President, Construction

Susan M. Collyns	39	Chief Financial Officer, Senior Vice President, Finance, and Secretary

Sarah Goldsmith Grover	41	Senior Vice President, Marketing and Public Relations

Joel K. Mayer	43	Senior Vice President, Real Estate

Karen M. Settlemyer	53	Senior Vice President, Procurement

The Company’s executive officers are elected by the Board of Directors and serve at the discretion of the Board of Directors, subject to the terms of any employment agreements with the Company, until their successors have been duly elected and qualified or until their earlier resignation or removal.

Messrs. Flax and Rosenfield are being considered for re-election to the position of director of the Company. See “Director Nominees” for a discussion of their business experience.

Thomas Beck has served as Senior Vice President, Construction since September 2003. From 1997 to August 2003, Mr. Beck worked at Shawmut Design and Construction, a builder, where he last served as National Construction Manager for Shawmut’s Restaurant/Retail Division.

Susan M. Collyns served as Controller from September 2001 to March 2004 and was promoted to Vice President, Finance, in January 2004. Ms. Collyns was promoted to Chief Financial Officer in March 2004 and to Senior Vice President, Finance in February, 2005. Ms. Collyns is a certified public accountant and has over 20 years of financial experience in both the domestic U.S. and overseas markets. From 1996 to September 2001, Ms. Collyns served as Vice President of Finance and Operations for BMG Entertainment’s Windham Hill Group, a music company. Previously, she served as an auditor with PricewaterhouseCoopers and has acted in various finance roles with GlaxoSmithKline and Lion Nathan.

Sarah Goldsmith Grover has served as Vice President, Marketing and Public Relations since 1992 and was promoted to Senior Vice President, Marketing and Public Relations, in November 2000. Ms. Goldsmith Grover joined this Company in 1990 as Director of Public Relations. In 1996, Advertising Age Magazine named Ms. Goldsmith Grover one of the “Marketing 100,” a distinction given to the top 100 marketers in the United States. Ms. Grover serves on the Board of the Marketing Executives Group, a division of the National Restaurant Association.

Joel K. Mayer has served as Senior Vice President, Real Estate and Development, since March 2005 and served as Vice President of Real Estate from December 2003 to March 2005. From May 1998 to November 2003, Mr. Mayer worked at Madison Marquette, a national retail real estate company, where he last served as Senior Vice President, Leasing.

Karen M. Settlemyer has served as Vice President, Product Development and Purchasing since 1996 and was promoted to Senior Vice President, Procurement, in November 2003. From 1993 to 1996, Ms. Settlemyer was Director of Product Development at Boston Market, Inc., a restaurant chain, during which time she created its very successful Carver Sandwich Program. Ms. Settlemyer is a 30-year foodservice veteran and registered dietician.

The following table sets forth information regarding the compensation earned during 2003, 2004 and 2005 by our co-CEOs and each of our other four most highly compensated executive officers who were serving as executive officers on January 1, 2006 (together, the “named executive officers”).

Summary Compensation Table

	Annual Compensation(1)					Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(2)		Securities Underlying Options	All Other Compensation
Larry S. Flax Co-Chief Executive Officer, Co-Chairman of the Board and Co-President	2005 2004 2003	$500,000 465,000 154,000	$450,000 450,000 42,000	$36,000 — —	(3)	300,000 400,000 —	$6,000 6,000 —	(6)

Richard L. Rosenfield Co-Chief Executive Officer, Co-Chairman of the Board and Co-President	2005 2004 2003	$500,000 465,000 154,000	$450,000 450,000 42,000	$40,000 — —	(4)	300,000 400,000 —	$6,000 6,000 —	(6)

Thomas P. Beck Senior Vice President, Construction	2005 2004 2003	$225,000 234,000 69,000	$99,000 99,000 15,000	$8,000 8,000 2,000		20,000 — 35,000	$5,000 5,000 —	(7)

Susan M. Collyns Chief Financial Officer, Senior Vice President, Finance and Secretary	2005 2004 2003	$298,000 182,000 125,000	$81,000 81,000 13,000	$22,000 9,000 —	(5)	100,000 40,000 5,000	$5,000 5,000 2,000	(7)

Sarah Goldsmith Grover Senior Vice-President, Marketing and Public Relations	2005 2004 2003	$192,000 192,000 164,000	$81,000 81,000 33,000	$10,000 10,000 10,000		20,000 20,000 20,000	$5,000 5,000 4,000	(7)

Joel K. Mayer Senior Vice President, Real Estate	2005 2004 2003	$180,000 182,000 7,000	$58,000 58,000 —	$10,000 8,000 —		20,000 5,000 20,000	$5,000 4,000 —	(7)

(1)	In accordance with the rules of the Securities and Exchange Commission, the Annual Compensation described under this heading does not include medical insurance or certain other benefits and perquisites received by the named executive officers that are available generally to all of our salaried employees and other personal benefits received by the named executive officers that do not exceed the lesser of $50,000 or 10% of the officer’s salary and bonus disclosed in this table, except as otherwise disclosed.

(2)	Other Annual Compensation for executive officers other than Messrs. Flax and Rosenfield and Ms. Collyns relates to auto allowances.

(3)	Other Annual Compensation for Mr. Flax relates to auto allowances, membership dues and personal use of corporate aircraft in the amounts of approximately $24,000, $9,600 and $2,400, respectively.

(4)	Other Annual Compensation for Mr. Rosenfield relates to auto allowances, membership dues and personal use of corporate aircraft in the amounts of approximately $24,000, $9,600 and $6,400, respectively.

(5)	Other Annual Compensation for Ms. Collyns relates to auto allowances and membership dues in the amounts of approximately $12,000 and $10,000, respectively.

(6)	Includes term life insurance premium of $2,000 and deferred compensation match of $4,000.

(7)	Includes term life insurance premium of $1,000 and deferred compensation match of $4,000.

The following table sets forth information concerning stock options that we granted to our named executive officers. We have never issued stock appreciation rights.

Option Grants in 2005

	Individual Grants
	Number of Securities Underlying Options Granted(1)	Percentage of Total Options Granted to Employees in 2005(2)		Exercise Price (per share)	Expiration Date(3)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
Name						5%	10%
Larry S. Flax	300,000	21.40%		$23.27	4/11/2015	$4,150,866	$10,744,636

Richard L. Rosenfield	300,000	21.40%		23.27	4/11/2015	4,150,866	10,744,636

Thomas P. Beck	20,000	1.43%		23.99	2/23/2015	301,744	764,678

Susan M. Collyns	100,000	7.13%		24.51	4/21/2015	1,541,421	3,906,263

Sarah Goldsmith Grover	20,000	1.43%		23.99	2/23/2015	301,744	764,678

Joel K. Mayer	15,000 5,000	1.07 0.36	% %	23.99 24.51	2/23/2015 4/21/2015	226,308 77,071	573,508 195,313

(1)	Represents options granted under our 2004 Omnibus Incentive Compensation Plan.

(2)	Based on an aggregate of 1,403,471 shares of our common stock, which are subject to options granted to employees during 2005.

(3)	The term of each option we grant is generally ten years from the date of grant. Our options may terminate before their expiration dates if the option holder’s status as an employee terminates or upon the option holder’s death or disability.

(4)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent either historical appreciation or our estimate or projection of our future common stock prices.

The following table sets forth information concerning options that our named executive officers exercised during 2005 and the number of shares subject to both exercisable and unexercisable stock options as of January 1, 2006. The table also reports values for “in-the-money” options that represent the positive spread between the exercise prices of outstanding options and $31.97, the last reported sale price of our common stock in our 2005 fiscal year. We have never issued stock appreciation rights.

Aggregated Option Exercises in 2005 and Fiscal Year-End Option Values

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at January 1, 2006		Value of Unexercised In-the-Money Options at January 1, 2006
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Larry S. Flax	90,000	$1,588,500	337,500	362,500	$2,996,625	$3,424,375

Richard L. Rosenfield	90,000	1,588,500	337,500	362,500	$2,996,625	$3,424,375

Thomas P. Beck	—	—	20,000	35,000	261,625	381,325

Susan M. Collyns	—	—	73,958	69,792	624,995	668,542

Sarah Goldsmith Grover	15,000	206,965	50,000	40,000	508,925	403,825

Joel K. Mayer	—	—	14,375	30,625	180,981	314,969

Employment Agreements

In April 2005, we entered into employment agreements with Larry S. Flax and Richard L. Rosenfield to serve as co-CEOs, effective January 1, 2005. The term of the employment agreements expires on December 31, 2009, subject to automatic one-year extensions. Under the employment agreements, Messrs. Flax and Rosenfield were each to receive a base salary of $500,000 per year, subject to discretionary annual increases from the Board of Directors. On February 15, 2006, the Board of Directors increased the annual salaries of Messrs. Flax and Rosenfeld to $540,000 per year, effective January 2, 2006, in accordance with their employment agreements. Annual bonuses for each co-CEO are based upon our attainment of specified financial targets and, upon such attainment, will fall within a range of 30% to 200% of the co-CEO’s base salary, with a target of 60% of base. Messrs. Flax and Rosenfield will each be entitled to a supplemental retirement benefit in an amount equal to $200,000 per year payable for his life; subject to certain reductions if he terminates employment prior to age 70.

The employment agreements provide that the option to purchase 300,000 shares at an exercise price of $23.61 granted to each of Messrs. Flax and Rosenfield on December 29, 2004 will be fully vested and exercisable as of April 11, 2005. On April 11, 2005, each of Messrs. Flax and Rosenfield were also granted additional options (the “Options”) to acquire 300,000 shares of Common Stock, pursuant to our 2004 Omnibus Incentive Compensation Plan. The per share exercise price of the Options is equal to $23.27 and the Options vest and become exercisable as to 20% of the grant on the third anniversary of the grant date and thereafter as to an additional 10% of the original grant on each quarterly anniversary until fully vested and exercisable at the end of the fifth anniversary of the grant date. In the event the executive’s employment terminates for any reason other than for “cause” or voluntary termination by the executive without “good reason,” vested Options will continue to be exercisable for at least three years following the employment termination date, but not longer than the expiration of the ten-year term after the date of grant. On January 11, 2006, the co-CEOs were each granted 70,000 shares of restricted stock.

In the event we do not extend the term of employment, and, as a result, the term expires prior to the calendar year in which a co-CEO attains age 70, he (or his estate in the event he dies after his termination, as applicable) will be entitled to the following: (i) an amount equal to the sum of base salary and target bonus payable over one year; (ii) full vesting and immediate exercisability of any unvested options and immediate lapse of any restrictions on restricted stock; (iii) extension of the post-termination exercise period with respect to any stock option until the earlier of (x) the last day of the three-year period following the termination of employment or (y) expiration date of such option according to its terms; and (iv) continuation of health insurance benefits consistent with those provided by us to our senior executives. In the event (i) such extension of the term does not occur, and, as a result, the term expires after the commencement of the calendar year in which the executive attains age 70, or (ii) the employment of Messrs. Flax or Rosenfield is terminated by us other than for “disability” or “cause” or by the executive for “good reason” after the commencement of the calendar year in which the executive attains age 70, the executive (or his estate in the event he dies after his termination, as applicable) will be entitled to the benefits described above, except that he will not be entitled to the sum of base salary and target bonus.

In the event the employment of Messrs. Flax or Rosenfield is terminated by us other than for “disability” or “cause” or by the executive for “good reason” prior to the calendar year in which the executive attains age 70, or if such termination occurs within two years following a “change of control,” the executive (or his estate in the event he dies after his termination, as applicable) will be entitled to the same benefits as if we did not extend the term of the employment and, as a result, the term expires prior to the calendar year in which the executive attains age 70, provided that the executive will be entitled to an amount equal to two times the sum of base salary and target bonus.

In the event the employment of Messrs. Flax or Rosenfield is terminated by us as a result of the death or “disability” of Messrs. Flax or Rosenfield, the executive (or his estate in the event he dies after his termination, as applicable) will be entitled to (i) full vesting and immediate exercisability of any unvested options and immediate lapse of any restrictions on restricted stock; and (ii) extension of the post-termination exercise period with respect to any stock option until the earlier of (x) the last day of the three-year period following the termination of employment or (y) expiration date of such option according to its terms.

If any of the payments or benefits received or to be received by Messrs. Flax or Rosenfield will be subject to any excise tax imposed under Section 4999 of the Code resulting from application of Section 280G of the Code, we will pay to the executive an additional amount such that the net amount retained by the executive, after deduction of such excise tax, would be the same as the amount the executive would have retained had such excise tax not been incurred.

Pursuant to the terms of Messrs. Flax’s and Rosenfield’s employment agreements, we will use our reasonable best efforts to cause them to be nominated to the Board of Directors and continue to be named co-Chairmen of the Board during the term of the employment agreements.

In April 2005, we entered into an employment agreement with Susan M. Collyns to serve as Senior Vice President, Finance and Chief Financial Officer, effective January 3, 2005. The term of the employment agreement expires on December 28, 2007, subject to automatic one-year extensions. Under the employment agreement, Ms. Collyns will receive a base salary of $300,000 per year, subject to discretionary annual increases from the compensation committee. On February 15, 2006, the Board of Directors increased the annual salary of Ms. Collyns to $325,000 per year, effective January 2, 2006, in accordance with her employment agreement. Annual bonuses for Ms. Collyns is based upon our attainment of specified financial targets and, upon such attainment, will fall within a range of 30% to 200% of her base salary, with a target of 45% of base.

On April 21, 2005, Ms. Collyns was granted an option (the “Collyns Option”) to acquire 100,000 shares of Common Stock, pursuant to our 2004 Omnibus Incentive Compensation Plan. The per share exercise price of the Collyns Option is equal to $24.51, which is the fair value on the date of grant, and the Collyns Option vests and becomes exercisable as to 50% of the grant on the grant date and thereafter as to an additional 4.17% of the original grant on each quarterly anniversary until fully vested and exercisable at the end of the third anniversary of the grant date. In the event Ms. Collyns’ employment terminates for any reason other than for “cause” or voluntary termination by her without “good reason,” the vested portion of the Collyns Option will continue to be exercisable for at least three years following the employment termination date, but not longer than the expiration of the ten-year term after the date of grant. Ms. Collyns is entitled to additional option grants each year during the term of the employment agreement beginning in 2006 in a minimum amount of (i) options to purchase 30,000 shares of common stock, or (ii) with the consent of Ms. Collyns, 10,000 shares of restricted stock. On February 15, 2006, Ms. Collyns was granted an option to purchase 35,000 shares of common stock, vesting in semi-annual installments over a period of four years.

In the event we do not extend the term of employment, Ms. Collyns (or her estate in the event she dies after her termination, as applicable) will be entitled to the following: (i) an amount equal to the sum of base salary and target bonus; (ii) full vesting and immediate exercisability of any unvested options and immediate lapse of any restrictions on restricted stock; (iii) extension of the post-termination exercise period with respect to any stock option until the earlier of (x) the last day of the three-year period following the termination of employment or (y) expiration date of such option according to its terms; and (iv) continuation for one year following termination of employment of health insurance benefits consistent with those provided by us to our senior executives; provided, however, that any amount payable to Ms. Collyns will be reduced by any compensation she earns as a result of consultancy with or employment by another entity or individual during the one year payout period. There will be no reduction in any amounts payable by us to Ms. Collyns for compensation earned by Ms. Collyns in connection with service as a member of our Board of Directors or as a Board member of any other entity.

In the event the employment of Ms. Collyns is terminated by us other than for “disability” or “cause” or by her for “good reason”, or if such termination occurs within two years following a “change of control,” Ms. Collyns (or her estate in the event she dies after her termination, as applicable) will be entitled to the same benefits as if we did not extend the term of the employment provided that Ms. Collyns will be entitled to an amount equal to two times the sum of base salary and target bonus rather than one times such amount.

In the event the employment of Ms. Collyns is terminated by us as a result of the death or “disability” of Ms. Collyns, she (or her estate in the event she dies after her termination, as applicable) will be entitled to (i) full vesting and immediate exercisability of any unvested options and immediate lapse of any restrictions on restricted stock; and (ii) extension of the post-termination exercise period with respect to any stock option until the earlier of (x) the last day of the three-year period following the termination of employment or (y) expiration date of such option according to its terms.

If any of the payments or benefits received or to be received by Ms. Collyns will be subject to any excise tax imposed under Section 4999 of the Code resulting from application of Section 280G of the Code, we will pay to Ms. Collyns an additional amount such that the net amount retained by Ms. Collyns, after deduction of such excise tax, would be the same as the amount she would have retained had such excise tax not been incurred.

Certain Relationships and Related Transactions

On March 6, 2003, we paid $2 million for a 25% stake in LA Food Show, Inc. (“LA Food Show”), an upscale family casual dining restaurant created by our co-founders, co-Chairmen of the Board of Directors and co-CEOs, Larry S. Flax and Richard L. Rosenfield. Messrs. Flax and Rosenfield then owned the remaining 75% of equity in LA Food Show. Under the terms of the agreement, we reserved the right of first negotiation for the 75% of outstanding equity we did not own. On April 25, 2005, we purchased the remaining approximately 75% interest in LA Food Show which was predominately owned by Messrs. Flax and Rosenfield. Of the $6 million purchase price, Messrs. Flax and Rosenfield received an aggregate of $5,938,840. The purchase price of LA Food Show represents its fair market value as determined by a merger and acquisition and valuation advisory firm, which also provides investment banking services. This firm also provided a fairness opinion to the Board of Directors and concluded that the purchase price was fair to our stockholders from a financial point of view.

Effective September 29, 2003, we entered into an employee leasing arrangement with LA Food Show under which we provide LA Food Show with all of its restaurant level employees and managers, as well as administrative and support services such as payroll, marketing, human resources, facilities management, accounting, information technology and training. LA Food Show reimburses us for all of the leased employees’ wages, benefits and other employee-related costs, as well as all business-related expenses incurred by the leased employees. Reimbursements during 2005 which were made prior to our purchase of the remaining interest in LA Food Show totaled $334,000.

Rick Caruso, who served as one of our directors until May 26, 2005, also serves as President and is sole owner of Caruso Affiliated Holdings (“CAH”). We made aggregate payments to CAH during fiscal year 2005, to lease two California restaurant locations, of $182,000 and $535,000 for Thousand Oaks and Marina del Rey, respectively. These payments consisted of rent of $137,000 and $175,000, common area maintenance and miscellaneous charges of $45,000 and $34,000 and percentage rent of $0 and $326,000, respectively.

Neal Rosenfield, a real estate broker for The Restaurant and Retail Leasing Company and the brother of Richard L. Rosenfield, our co-Founder, co-CEO and co-President, received commissions paid by a third party landlord related to our lease of certain restaurant locations in the amounts of $176,000, $134,000, and $71,000 in 2005, 2004 and 2003, respectively.

Peter Gillette, the stepson of Mr. Flax, acts as the Company’s Vice President of Franchise Development. In fiscal 2005, Mr. Gillette received a salary of approximately $86,000 and a bonus of approximately $9,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and 10% stockholders to file reports regarding initial ownership and changes in ownership with the Securities and Exchange Commission and any exchange upon which our securities are listed. Executive officers, directors and 10% stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Our information regarding compliance with Section 16(a) is based solely on a review of the copies of such reports furnished to us by our executive officers, directors and 10% stockholders. Except for one Form 4 for Joel K. Mayer which was filed late, we believe that during the fiscal year ending January 1, 2006, all of our executive officers, directors and 10% stockholders complied with all applicable Section 16(a) filing requirements.

Code of Ethics

The Company has adopted a Code of Ethics and Business Conduct (“Code of Ethics”), which is applicable to all of its employees, officers and directors. The Code of Ethics is available free of charge on the Company’s website at www.cpk.com. The Company intends to post amendments to or waivers under the Code of Ethics at this location on its website.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

William C. Baker, Henry Gluck, Steven C. Good, Charles G. Phillips and Avedick B. Poladian are the current members of the compensation committee (the “Committee”). The Committee is composed entirely of independent directors and, among other things, establishes the Company’s general compensation philosophy, oversees the development and implementation of the Company’s compensation structure, policy and programs and assesses whether this compensation structure establishes appropriate incentives for management and employees. The Committee also determines and reviews the co-CEOs’ compensation level and reviews the compensation of all other officers.

Overview

The goal of our compensation program is to attract, motivate and retain the highly talented individuals the Company needs to be a market leader in a highly competitive industry. The Committee believes that the compensation program for the Company’s executive officers should reflect the Company’s performance and the value created for the Company’s stockholders. In addition, the compensation program should support the short-term and long-term strategic goals and values of the Company and should reward individual contributions to the Company’s success. To these ends the Committee seeks to align executive compensation with the Company’s performance and to motivate executive officers to achieve the Company’s business objectives. The Company uses three key elements in its executive compensation program to attain these goals: annual base salary, annual incentive compensation, and long-term incentive compensation in the form of stock options and/or restricted stock. As an officer’s level of responsibility with the Company increases, a greater proportion of his or her total compensation will be dependent upon the Company’s financial performance and stock price appreciation rather than base salary.

Annual Base Salaries

Each year, the Company’s co-Presidents and co-CEOs evaluate the performance of all other executive officers and recommend salary adjustments which are reviewed and finally determined by the Committee. When reviewing these recommendations, the Committee takes several factors into account, including the executive’s experience, responsibilities, management abilities and job performance, as well as the performance of the Company as a whole and current market conditions. The Committee also reviews compensation surveys and other data to enable the Committee to compare the Company’s compensation packages with those of similarly-situated companies in the restaurant industry.

Annual Incentive Compensation

The Company’s annual cash bonus program (the “Executive Bonus Plan”) was approved at the Company’s 2005 annual meeting of stockholders. Under the Executive Bonus Plan, executive officers from the vice president level and up are eligible to receive bonus awards based upon the attainment and certification by the Company of certain performance criteria established by the compensation committee. These performance criteria may differ for each eligible employee, and such criteria may apply to the Company’s performance as a whole, to one of the Company’s business units or to a subsidiary. Awards under the Executive Bonus Plan are determined based on actual future performance and are therefore not currently determinable. The maximum amount to be paid to any eligible employee under the Executive Bonus Plan for any calendar year will not exceed $1.2 million.

Stock Options

The Committee believes that employee stock ownership is a significant incentive in building stockholder wealth and aligning the interests of employees and stockholders. Stock options will only have value if the Company’s stock price increases. In addition, the Company utilizes vesting periods for stock options and restricted stock awards to encourage key employees to continue in the Company’s employ. The Board of Directors approved the Company’s 1998 Stock-Based Incentive Compensation Plan (the “1998 Plan”) in February 1998 and the 2004 Omnibus Incentive Compensation Plan (the “2004 Plan”) in May 2004 to assist it in attracting, retaining and rewarding valued employees, directors and independent contractors by offering them a greater stake in the Company’s success and to encourage ownership in Company stock by these employees, directors and independent contractors. As of December 22, 2004, the 2004 Plan became effective and thereafter no additional grants were made under the 1998 Plan.

The Committee administered the 1998 Plan and administers the 2004 Plan and has discretion to determine which individuals are eligible to receive option awards, the time or times when the option awards are to be made, the number of shares subject to each award, the status of any grant as either an incentive stock option or a non-qualified stock option, the vesting schedule in effect for the option award, the term for which any option is to remain outstanding and the other principal terms and conditions of each option. Generally, stock options granted by the Committee have an exercise price equal to the fair market value of a share on the day the options are granted. The options generally vest within four years and expire ten years after the date of grant, contingent on the officer’s continued employment with the Company.

Each year, the Company’s co-Presidents and co-CEOs make recommendations with respect to the level of stock options to be granted to each eligible employee, and the Committee reviews and finally determines the amount of each grant based upon a variety of factors. 7,750,000 shares of the Company’s common stock have been reserved for issuance under the 1998 Plan and 2004 Plan on an aggregate basis. As of January 1, 2006, options to purchase an aggregate of 3,396,673 shares are issued and outstanding under the 1998 Plan and 2004 Plan, options to purchase an aggregate of 2,207,752 shares have been exercised under the 1998 Plan and the 2004 Plan, and 1,790,617 shares remain available for future grant under the 2004 Plan.

The Board of Directors adopted the Company’s Employee Stock Purchase Plan (“ESPP”) in November 1999 to provide employees with an opportunity to purchase through payroll deduction shares of our common stock at a price below market value, thereby enabling us to retain the services of our employees, to secure the services of new employees, and to provide incentives for such employees to exert maximum efforts for our success.

The Committee administers the ESPP and has authority to construe and to interpret the ESPP and the rights granted under it, to establish, amend and revoke rules for its administration, and to determine when and how rights to purchase stock shall be granted and the terms of each offering.

Compensation of the Co-Presidents and Co-Chief Executive Officers

In addition to using the annual base salary procedures described above, the Committee used other high performance companies as the peer group for comparison purposes in determining target levels for the base salary, cash incentives and equity compensation for the Company’s co-Presidents and co-CEOs. The Committee also considered general industry compensation data for Chief Executive Officers and other senior executives to ensure that compensation levels are sufficient to reflect the scope of the Company’s operations and to retain the co-Presidents and co-CEOs. Sources of data included published compensation surveys, proxy statements and an external compensation consulting firm.

Larry S. Flax and Richard L. Rosenfield, the Company’s co-Presidents and co-CEOs each received a base salary of $500,000 in fiscal year 2005 and were each eligible to receive a bonus under the Executive Bonus Plan. Messrs. Flax and Rosenfield’s bonuses are tied directly to our annual financial performance and in 2005 were based upon the Company achieving a targeted level of earnings before interest, taxes, depreciation, amortization and pre-opening costs. The Company’s actual results under this test were 95% of the targeted level. In February 2006, each of Messrs. Flax and Rosenfield received a cash bonus in the amount of $285,000 for fiscal year 2005.

Based on the Committee’s evaluation of their leadership performance, their potential to enhance long-term stockholder value, and the Committee’s discussions with the outside compensation consulting firm, on April 11, 2005, the Committee granted each of Messrs. Flax and Rosenfield options to purchase 300,000 shares of Common Stock, pursuant to our 2004 Omnibus Incentive Compensation Plan, at a per share exercise price of $23.27 and which vest and become exercisable as to 20% of the grant on the third anniversary of the grant date and thereafter as to an additional 10% of the original grant on each quarterly anniversary until fully vested and exercisable at the end of the fifth anniversary of the grant date.

The Committee considered the foregoing level of pay, equity compensation and annual bonus appropriate because of, among other things, Messrs. Flax’s and Rosenfield’s roles in leading the Company to strong financial results that met the financial targets established for them and their leadership in driving strong operating performance throughout the Company.

In April 2005, the Company entered into employment agreements with Messrs. Flax and Rosenfield pursuant to which each will each receive a base salary of $500,000 per year, subject to discretionary annual increases from the Board of Directors. On February 15, 2006, the Board of Directors increased the annual salary of Messrs. Flax and Rosenfield to $540,000 per year, effective January 2, 2006, in accordance with their employment agreements. On January 11, 2006, Messrs. Flax and Rosenfield were each granted 70,000 shares of restricted stock. Annual bonuses for each of Messrs. Flax and Rosenfield are based upon our attainment of specified financial targets and, upon such attainment, will fall within a range of 30% to 200% of their base salary, with a target of 60% of base. Messrs. Flax and Rosenfield will each be entitled to a supplemental retirement benefit in an amount equal to $200,000 per year payable for his life; subject to certain reductions if he terminates employment prior to age 70. In addition, on April 11, 2005 Messrs. Flax and Rosenfield were also granted options to acquire 300,000 shares of Common Stock pursuant to our 2004 Plan. The per share exercise price of the options is equal to $23.27. See also Employment Agreements in this proxy statement for a discussion of the employment agreements with Messrs. Flax and Rosenfield.

This report on executive compensation is provided by the undersigned members of the Compensation Committee of the Board of Directors.

The Compensation Committee

William C. Baker, Chairman

Henry Gluck

Steven C. Good

Charles G. Phillips

Avedick B. Poladian

May 1, 2006

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of our common stock as of April 26, 2006 by our directors, named executive officers, all persons known by us to be the beneficial owners of more than five percent of our outstanding common stock and all executive officers and directors as a group. The common stock is our only outstanding voting security. Except as set forth below, the following stockholders have the sole voting power with respect to all shares of common stock shown as beneficially owned by them.

	Shares Owned(1)
Name	Number of Shares	Percentage
Larry S. Flax(2)	1,002,635	5.0%
Richard L. Rosenfield(3)	1,006,562	5.0%
William C. Baker(4)	36,667	0.2%
Henry Gluck(5)	35,000	0.2%
Steven C. Good(6)	8,500	0.0%
Charles G. Phillips(7)	59,572	0.3%
Avedick B. Poladian(8)	7,500	0.0%
Alan I. Rothenberg(9)	0	0.0%
Thomas P. Beck(10)	26,875	0.1%
Susan M. Collyns(11)	91,834	0.5%
Sarah Goldsmith Grover(12)	61,238	0.3%
Joel K. Mayer(13)	21,000	0.1%
Artisan Partners Limited Partnership(14)	1,041,300	5.3%
Baron Capital Group, Inc.(15)	1,689,200	8.5%
Wellington Management Company, Inc.(16)	1,165,820	5.9%
Wells Fargo & Company(17)	991,839	5.0%
All directors and executive officers as a group(12 persons)(18)	2,357,383	11.3%

(1)	Percentage of ownership is calculated as required by the Securities and Exchange Commission Rule 13d-3(d)(1). Except as indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws. The table above includes the number of shares underlying options which are exercisable within 60 days of April 26, 2006.

(2)	Mr. Flax, our co-CEO, co-President, co-Chairman of the Board and one of our directors, individually owns no shares of our common stock and has options to purchase 700,000 shares. Options to purchase 350,000 of such shares will be exercisable within 60 days of April 26, 2006. The total number of shares owned includes 542,296 shares over which Mr. Flax exercises voting control as the trustee of the Larry S. Flax Revocable Trust. The total number of shares owned also includes 40,782 shares over which Mr. Flax exercises voting control as the trustee of the Rosenfield Children’s Trust and 69,557 shares over which Mr. Flax’s wife exercises voting control as the trustee of the Joan Gillette Flax Family Trust. Mr. Flax disclaims any beneficial ownership over the shares held by the Rosenfield Children’s Trust and the Joan Gillette Flax Family Trust. Mr. Flax’s address is 6053 West Century Blvd., 11th Floor, Los Angeles, California 90045.

(3)	Mr. Rosenfield, our co-CEO, co-President, co-Chairman of the Board and one of our directors, individually owns 656,562 shares of our common stock and has options to purchase an additional 700,000 shares. Options to purchase 350,000 of such shares will be exercisable within 60 days of April, 26, 2006. Mr. Rosenfield’s address is 6053 West Century Blvd., 11th Floor, Los Angeles, California 90045.

(4)	Mr. Baker, one of our directors, owns 5,000 shares of our common stock and has options to purchase an additional 45,000 shares. Options to purchase 31,667 of such shares will be exercisable within 60 days of April 26, 2006. Mr. Baker’s address is 6053 West Century Blvd., 11th Floor, Los Angeles, California 90045.

(5)	Mr. Gluck, one of our directors, owns 10,000 shares of our common stock and has options to purchase 35,000 shares, 25,000 of which will be exercisable within 60 days of April 26, 2006. Mr. Gluck’s address is 6053 West Century Blvd., 11th Floor, Los Angeles, California 90045.

(6)	Mr. Good, one of our directors, owns 1,000 shares of our common stock and has options to purchase an additional 20,833 shares, 7,500 of which will be exercisable within 60 days of April 26, 2006. Mr. Good’s address is 6053 West Century Blvd., 11th Floor, Los Angeles, California 90045.

(7)	Mr. Phillips, one of our directors, owns 27,905 shares of our common stock and has options to purchase an additional 45,000 shares. Options to purchase 31,667 of such shares will be exercisable within 60 days of April 26, 2006. Mr. Phillips’ address is 775 Park Avenue, New York, NY 10021.

(8)	Mr. Poladian, one of our directors, owns no shares of our common stock and has options to purchase 25,000 shares, 7,500 of which will be exercisable within 60 days of April 26, 2006. Mr. Poladian’s address is 6053 West Century Blvd., 11th Floor, Los Angeles, California 90045.

(9)	Mr. Rothenberg, one of our directors, owns no shares of our common stock and has options to purchase 15,000 shares, none of which will be exercisable within 60 days of April 26, 2006. Mr. Rothenberg’s address is 6053 West Century Blvd., 11th Floor, Los Angeles, California 90045.

(10)	Mr. Beck, our Senior Vice President, Construction, individually owns no shares of our common stock and has options to purchase 75,000 shares. Options to purchase 26,875 of such shares will be exercisable within 60 days of April 26, 2006. Mr. Beck’s address is 6053 West Century Blvd., 11th Floor, Los Angeles, California 90045.

(11)	Ms. Collyns, our Chief Financial Officer and Senior Vice President, Finance, individually owns 2,667 shares and has options to purchase an additional 178,750 shares. Options to purchase 89,167 of such shares will be exercisable within 60 days of April 26, 2006. Ms. Collyns’ address is 6053 West Century Blvd., 11th Floor, Los Angeles, California 90045.

(12)	Ms. Goldsmith Grover, our Senior Vice President of Marketing and Public Relations, individually owns 1,238 shares of our common stock and has options to purchase an additional 110,000 shares. Options to purchase 60,000 of such shares will be exercisable within 60 days of April 26, 2006. Ms. Goldsmith Grover’s address is 6053 West Century Blvd., 11th Floor, Los Angeles, California 90045.

(13)	Mr. Mayer, our Senior Vice President, Real Estate, shares joint ownership of 1,000 shares with his wife and has options to purchase an additional 65,000 shares. Options to purchase 20,000 of such shares will be exercisable within 60 days of April 26, 2006. Mr. Mayer’s address is 6053 West Century Blvd., 11th Floor, Los Angeles, California 90045.

(14)	Artisan Partners Limited Partnership (“Artisan Partners”) has shared voting power and shared dispositive power over 1,041,300 shares. Artisan Investment Corporation (“Artisan Corp.”), the general partner of Artisan Partners, and Andrew A. Zeigler and Carlene Murphy Zeigler, the principal stockholders of Artisan Corp., have shared voting power and shared dispositive power over 1,041,300 shares. The address for Artisan Partners, Artisan Corp., Mr. Zeigler and Ms. Zeigler is 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202. The number of shares set forth in this table is as reported in a Schedule 13G filed jointly by Artisan Partners, Artisan Corp., Mr. Zeigler and Ms. Zeigler on January 27, 2006, under the Exchange Act for the year ended December 31, 2005. We have no reason to believe that the information in the Schedule 13G was not complete or accurate or that a statement or an amendment should have been filed thereto and was not.

(15)

Baron Capital Group (“BCG”) has shared voting power over 1,509,200 shares and shared dispositive power over 1,689,000 shares. Ronald Baron, through his controlling interest of BCG, has shared voting power over 1,509,200 shares and shared dispositive power over 1,689,000 shares. BAMCO, Inc. (“BAMCO”) and Baron Capital Management, Inc. (“BCM”) are subsidiaries of BCG. BAMCO has shared voting power over 1,422,000 shares and shared dispositive power over 1,602,000 shares. BCM has shared voting power and shared dispositive power over 87,200 shares. The address for BCG, BAMCO, BCM and

Ronald Baron is 767 Fifth Avenue, New York, New York 10153. The number of shares set forth in this table is as reported in a Schedule 13G filed jointly by BCG, BAMCO, BCM and Ronald Baron on February 14, 2006, under the Exchange Act for the year ended December 31, 2005. We have no reason to believe that the information in the Schedule 13G was not complete or accurate or that a statement or an amendment should have been filed thereto and was not. BCG and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than BCG and Ronald Baron. BAMCO and BCM disclaimed beneficial ownership of shares held by the their investment advisory clients to the extent such shares are held by persons other than BAMCO, BCM and their affiliates.

(16)	Wellington Management Company, LLP (“Wellington Management”) has shared voting power over 1,049,540 shares and shared dispositive power over 1,165,820 shares. None of the shares listed above are owned of record by Wellington Management. The shares listed above are owned of record by clients of Wellington Management. Wellington Management acknowledges that, in its capacity as investment advisor, it may be deemed the beneficial owner of the shares listed above. The address for Wellington Management is 75 State Street, Boston, Massachusetts 02109. The number of shares set forth in this table is as reported in a Schedule 13G filed by Wellington Management on February 14, 2006, under the Exchange Act. We have no reason to believe that the information in the Schedule 13G was not complete or accurate or that a statement or an amendment should have been filed thereto and was not.

(17)	Wells Fargo & Company (“Wells Fargo”) has sole voting power over 685,270 shares, sole dispositive power over 968,469 shares, and shared dispositive power over 23,370 shares. Wells Fargo, together with its subsidiaries Wells Capital Management Incorporated, Wells Fargo Funds Management, LLC and Wells Fargo Bank, National Association, is the beneficial owner of 991,839 shares. The address for Wells Fargo is 420 Montgomery Street, San Francisco, California 94104. The number of shares set forth in this table is as reported in a Schedule 13G filed by Wells Fargo on its own behalf and on behalf of its subsidiaries on March 3, 2006, under the Exchange Act. We have no reason to believe that the information in the Schedule 13G was not complete or accurate or that a statement or an amendment should have been filed thereto and was not.

(18)	These 12 persons include all directors and each of the executive officers detailed in the “Executive Compensation” section above. See notes 2-13 above.

COMPARISON OF STOCKHOLDER RETURN

Set forth below is a line graph comparing the annual percentage change in the cumulative total return of our common stock with the cumulative total return of (a) the Nasdaq National Market Composite and (b) the S&P SmallCap Restaurant Index for the period commencing December 29, 2000 (the last trading day before our fifth preceding fiscal year) through December 30, 2005, the last trading day before our year end January 1, 2006.

Comparison of Cumulative Total Return from December 29, 2000 through December 30, 2005 (1)

COMPANY/INDEX/MARKET	12/29/2000	6/29/2001	12/28/2001	6/28/2002	12/27/2002
California Pizza Kitchen, Inc.	100.00	82.30	87.96	87.79	89.63
S&P SmallCap 600 Restaurants	100.00	118.88	135.41	150.57	126.27
NASDAQ Market Index	100.00	86.76	79.41	58.82	54.41

COMPANY/INDEX/MARKET	6/27/2003	12/26/2003	6/25/2004	12/31/2004	7/1/2005	12/30/2005
California Pizza Kitchen, Inc.	76.11	69.42	68.25	81.42	93.98	113.17
S&P SmallCap 600 Restaurants	157.07	168.65	175.81	207.63	222.95	212.86
NASDAQ Market Index	65.25	80.79	83.00	88.54	84.40	90.67
(1)	Assumes that all dividends were reinvested. No dividends have been declared on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder performance.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Proposals of stockholders intended to be presented at the 2007 annual meeting of stockholders, pursuant to Rule 14a-8 under the Exchange Act, must be received by the Company no later than February 14, 2007 in order to be considered for inclusion in the Company’s proxy materials for that meeting. Proposals should be submitted in writing to the Secretary at our principal executive offices at 6053 West Century Boulevard, Eleventh Floor, Los Angeles, CA 90045. In addition, stockholders who would like to propose director candidates for consideration or would like to present other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act) should provide notice to our Secretary at our principal executive offices. Communications sent to us with respect to candidates for director proposed by our stockholders shall be forwarded to the chair of our nominating and governance committee. The nominating and governance committee shall then review and consider the stockholder proposal in connection with our 2007 annual meeting of stockholders so long as the proposal is prior to the deadline for submission of all stockholder proposals. If the stockholder does not also comply with the requirements of Rule 14a-4 under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal.

Appendix A

FORM OF INDEMNIFICATION AGREEMENT

dated as of                         ,          between

California Pizza Kitchen, Inc., a Delaware corporation (the “Company”)

and

                     (“Indemnitee”)

WHEREAS, the Board of Directors (the “Board”) of the Company has determined that the inability to attract and retain qualified persons as directors and officers is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be adequate certainty of protection through insurance and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the Company;

WHEREAS, the Company has adopted provisions in its Bylaws providing for indemnification of its officers and directors (including the Indemnitee);

WHEREAS, in order to induce and encourage highly experienced and capable persons such as Indemnitee to serve and continue to serve as directors and officers of the Company and in any other capacity with respect to the Company, and to otherwise promote the desirable end that such persons will resist what they consider unjustified lawsuits and claims made against them in connection with the good faith performance of their duties to the Company, with the knowledge that certain costs, judgments, penalties, fines, liabilities and expenses incurred by them in their defense of such litigation are to be borne by the Company and that they will receive the maximum protection against such risks and liabilities as may be afforded by law, the Board has determined that this Agreement is reasonable and prudent to promote and ensure the best interests of the Company and its stockholders; and

WHEREAS, the Company desires to have Indemnitee continue to serve as a director or officer of the Company and in such other capacity with respect to the Company as the Company may request, as the case may be, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of Indemnitee acting in good faith in the performance of Indemnitee’s duty to the Company; and Indemnitee desires to continue so to serve the Company, provided, and on the express condition, that he or she is furnished with the indemnity set forth hereinafter;

NOW THEREFORE, in consideration of Indemnitee’s continued service as a director or officer of the Company, the parties hereto agree as follows:

1. Service by Indemnitee. Indemnitee will serve and/or continue to serve as a director or officer of the Company faithfully and to the best of Indemnitee’s ability so long as Indemnitee is duly elected or appointed and until such time as Indemnitee is removed as permitted by law or tenders a resignation in writing.

2. Indemnification. The Company shall indemnify Indemnitee to the fullest extent permitted by the Delaware General Corporation law in effect on the date hereof or as such law may from time to time be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment). Without diminishing the scope of the indemnification provided by this Section 2, the rights of indemnification of Indemnitee provided hereunder shall include but shall not be limited to those rights hereinafter set forth, except that no indemnification shall be paid to Indemnitee:

(a) to the extent expressly prohibited by Delaware law or the Bylaws of the Company;

(b) for which payment is actually made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement of the Company or any other company or organization on whose board Indemnitee serves at the request of the Company, except in respect of any indemnity exceeding the payment under such insurance, clause, bylaw or agreement;

(c) in connection with an action, suit or proceeding, or part thereof (including claims and counterclaims) initiated by Indemnitee, except a judicial proceeding or arbitration pursuant to Section 10 to enforce rights under this Agreement, unless the action, suit or proceeding (or part thereof) was authorized by the Board;

(d) with respect to any action, suit or proceeding brought by or on behalf of the Company against Indemnitee that is authorized by the Board, except as provided in Sections 4, 5 and 6 below.

3. Action or Proceedings Other than an Action by or in the Right of the Company. Except as limited by Section 2 above, Indemnitee shall be entitled to the indemnification rights provided in this Section 3 if Indemnitee is a party or is threatened to be made a party to any Proceeding (other than an action by or in the name of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent or fiduciary of any other entity (including, but not limited to, another corporation, partnership, joint venture or trust); or by reason of anything done or not done by Indemnitee in any such capacity. Pursuant to this Section 3, Indemnitee shall be indemnified against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf of Indemnitee, and Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

4. Indemnity in Proceedings by or in the Name of the Company. Except as limited by Section 2 above, Indemnitee shall be entitled to the indemnification rights provided in this Section 4 if Indemnitee was or is a party or is threatened to be made a party to any Proceeding brought by or in the name of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent or fiduciary of the Company, or by reason of anything done or not done by Indemnitee in any such capacity. Pursuant to this Section 4, Indemnitee shall be indemnified against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf of Indemnitee, and Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no such indemnification shall be made in respect of any claim, issue, or matter as to which Delaware law expressly prohibits such indemnification by reason of any adjudication of liability of Indemnitee to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is entitled to indemnification for such costs, judgments, penalties, fines, liabilities and Expenses as such court shall deem proper.

5. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the limitations of Section 2(d), 3 and 4 above, to the extent that Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of any action, suit or proceeding (including an action, suit or proceeding brought by or on behalf of the Company) or in defense of any claim, issue or matter therein, including, without limitation, the dismissal of any action without prejudice, or if it is ultimately determined that Indemnitee is otherwise entitled to be indemnified against Expenses, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred in connection therewith.

6. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the costs, judgments, penalties, fines, liabilities or Expenses actually and reasonably incurred in connection with any action, suit or proceeding (including an action, suit or proceeding brought by or on behalf of the Company), but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such costs, judgments, penalties, fines, liabilities and Expenses actually and reasonably incurred to which Indemnitee is entitled.

7. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the maximum extent permitted by applicable law, Indemnitee shall be entitled to indemnification against all Expenses actually and reasonably incurred or suffered by Indemnitee or on Indemnitee’s behalf if Indemnitee appears as a witness or otherwise incurs legal expenses as a result of or related to Indemnitee’s service as a director or officer of the Company, in any threatened, pending or completed legal, administrative, investigative or other proceeding or matter to which Indemnitee neither is, nor is threatened to be made, a party.

8. Determination of Entitlement to Indemnification. Upon written request by Indemnitee for indemnification pursuant to Sections 3, 4, 5, 6 or 7, the entitlement of Indemnitee to indemnification, to the extent not provided pursuant to the terms of this Agreement, shall be determined by the following person or persons who shall be empowered to make such determination: (a) the Board by a majority vote of Disinterested Directors, whether or not such majority constitutes a quorum; (b) a committee of Disinterested Directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; (c) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (d) the stockholders of the Company. Such Independent Counsel shall be selected by the Board and approved by Indemnitee. Upon failure of the Board so to select such Independent Counsel or upon failure of Indemnitee so to approve, such Independent Counsel shall be selected upon application to a court of competent jurisdiction. Such determination of entitlement to indemnification shall be made not later than 30 calendar days after receipt by the Company of a written request for indemnification. Such request shall include documentation or information which is necessary for such determination and which is reasonably available to Indemnitee. Any Expenses incurred by Indemnitee in connection with a request for indemnification or payment of Expenses hereunder, under any other agreement, any provision of the Company’s Bylaws or any directors’ and officers’ liability insurance, shall be borne by the Company. The Company hereby indemnifies Indemnitee for any such Expense and agrees to hold Indemnitee harmless therefrom irrespective of the outcome of the determination of Indemnitee’s entitlement to indemnification. If the person making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among the claims, issues or matters at issue at the time of the determination.

9. Presumptions and Effect of Certain Proceedings. The Secretary of the Company shall, promptly upon receipt of Indemnitee’s request for indemnification, advise in writing the Board or such other person or persons empowered to make the determination as provided in Section 8 that Indemnitee has made such request for indemnification. Upon making such request for indemnification, Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in making any determination contrary to such presumption. If the person or persons so empowered to make such determination shall have failed to make the requested determination with respect to indemnification within 30 calendar days after receipt by the Company of such request, a requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification. The termination of any Proceeding described in Sections 3 or 4 by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (a) create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful or (b) otherwise adversely affect the rights of Indemnitee to indemnification except as may be provided herein.

10. Remedies of Indemnitee in Cases of Determination not to Indemnify or to Pay Expenses. In the event a determination is made that Indemnitee is not entitled to indemnification hereunder or if payment has not been timely made following a determination of entitlement to indemnification pursuant to Sections 8 and 9, or if

Expenses are not paid pursuant to Section 15, Indemnitee shall be entitled to final adjudication in a court of competent jurisdiction of entitlement to such indemnification or payment. Alternatively, Indemnitee at Indemnitee’s option may seek an award in an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within sixty days following the filing of the demand for arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration or any other claim. The determination in any such judicial proceeding or arbitration shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination (if so made) pursuant to Sections 8 or 9 that Indemnitee is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Section 8 or 9 that Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. The Company further agrees to stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court or arbitrator shall determine that Indemnitee is entitled to any indemnification or payment of Expenses hereunder, the Company shall pay all Expenses actually and reasonably incurred by Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate Proceedings).

11. Other Rights to Indemnification. Indemnification and payment of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under any provision of the Bylaws or other organizational documents of the Company, vote of stockholders or Disinterested Directors, provision of law, agreement or otherwise.

12. Expenses to Enforce Agreement. In the event that Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee, if Indemnitee prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against any actual Expenses incurred by Indemnitee.

13. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of the Company or is serving at the request of the Company as a director, officer, employee or agent or fiduciary of any other entity (including, but not limited to, another corporation, partnership, joint venture or trust) of the Company and shall continue thereafter with respect to any possible claims based on the fact that Indemnitee was a director, officer employee or agent of the Company or was serving at the request of the Company as a director, officer, employee or agent or fiduciary of any other entity (including, but not limited to, another corporation, partnership, joint venture or trust). This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of Indemnitee.

14. Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability that it may have to Indemnitee. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding of which Indemnitee notifies the Company:

(a) The Company shall be entitled to participate therein at its own expense; and

(b) Except as otherwise provided in this Section 14(b), to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any expenses of counsel subsequently incurred by Indemnitee in connection with the defense thereof except as otherwise provided below. Indemnitee shall have the right to employ Indemnitee’s own counsel in such

Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action or (iii) the Company shall not within 60 calendar days of receipt of notice from Indemnitee in fact have employed counsel to assume the defense of the action, in each of which cases the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

(c) If the Company has assumed the defense of a Proceeding, the Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s written consent. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on or disclosure obligation with respect to Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement.

15. Payment of Expenses. All Expenses incurred by Indemnitee in advance of the final disposition of any Proceeding shall be paid by the Company at the request of Indemnitee, each such payment to be made within twenty calendar days after the receipt by the Company of a statement or statements from Indemnitee requesting such payment or payments from time to time. Indemnitee’s entitlement to such Expenses shall include those incurred in connection with any Proceeding by Indemnitee seeking a judgment in court or an adjudication or award in arbitration pursuant to this Agreement (including the enforcement of this provision). Such statement or statements shall reasonably evidence the expenses and costs incurred by Indemnitee in connection therewith and shall include or be accompanied by an undertaking, in substantially the form attached as Exhibit 1, by or on behalf of Indemnitee to reimburse such amount if it is finally determined, after all appeals by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified against such Expenses by the Company as provided by this Agreement or otherwise. Indemnitee’s undertaking to reimburse any such amounts is not required to be secured.

16. Separability; Prior Indemnification Agreements. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to Indemnitee to the fullest enforceable extent. This Agreement shall supersede and replace any prior indemnification agreements entered into by and between the Company and Indemnitee and any such prior agreements shall be terminated upon execution of this Agreement.

17. Headings; References; Pronouns. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. References herein to section numbers are to sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate.

18. Definitions. For purposes of this Agreement:

(a) “Disinterested Director” means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

(b) “Expenses” includes, without limitation, expenses incurred in connection with the defense or settlement of any and all investigations, judicial or administrative proceedings or appeals, attorneys’ fees, witness fees and expenses, fees and expenses of accountants and other advisors, retainers and disbursements and advances thereon, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds or their equivalents), and any expenses of establishing a right to indemnification under Sections 8, 10 and 12 above but shall not include the amount of judgments, fines or penalties actually levied against Indemnitee.

(c) “Independent Counsel” means a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement.

(d) “Proceeding” includes any threatened, pending or completed investigation, action, suit or other proceeding, whether brought in the name of the Company or otherwise, against Indemnitee, for which indemnification is not prohibited under Sections 2(a)-(c) above and whether of a civil, criminal, administrative or investigative nature, including, but not limited to, actions, suits or proceedings in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving, at the request of the Company, as a director, officer, employee or agent or fiduciary of any other entity, including, but not limited to, another corporation, partnership, joint venture or trust, or by reason of anything done or not done by Indemnitee in any such capacity, whether or not Indemnitee is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

19. Other Provisions.

(a) This Agreement shall be interpreted and enforced in accordance with the laws of Delaware.

(b) This Agreement may be executed in two or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced as evidence of the existence of this Agreement.

(c) This agreement shall not be deemed an employment contract between the Company and any Indemnitee who is an officer of the Company, and, if Indemnitee is an officer of the Company, Indemnitee specifically acknowledges that Indemnitee may be discharged at any time for any reason, with or without cause, and with or without severance compensation, except as may be otherwise provided in a separate written contract between Indemnitee and the Company.

(d) Upon a payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of Indemnitee to recover against any person for such liability, and Indemnitee shall execute all documents and instruments required and shall take such other actions as may be necessary to secure such rights, including the execution of such documents as may be necessary for the Company to bring suit to enforce such rights.

(e) No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

CALIFORNIA PIZZA KITCHEN,
a Delaware corporation

Name:
Title:

INDEMNITEE:

EXHIBIT 1

UNDERTAKING TO REPAY INDEMNIFICATION EXPENSES

I                                              , agree to reimburse the Company for all expenses paid to me by the Company for my defense in any civil or criminal action, suit, or proceeding, in the event, and to the extent that it shall ultimately be determined that I am not entitled to be indemnified by the Company for such expenses.

Signature

Typed Name

Office

                                                     ) ss:

Before me                                 , on this day personally appeared                                 , known to me to be the person whose name is subscribed to the foregoing instrument, and who, after being duly sworn, stated that the contents of said instrument is to the best of his/her knowledge and belief true and correct and who acknowledged that he/she executed the same for the purpose and consideration therein expressed.

GIVEN under my hand and official seal at                           , this                            day of                           , 200    .

Notary Public

My commission expires:

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

FORM OF PROXY

CALIFORNIA PIZZA KITCHEN, INC.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF CALIFORNIA PIZZA KITCHEN, INC.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on June 14, 2006 and appoints Larry S. Flax, Richard L. Rosenfield and Susan M. Collyns, or any one of them, with full power of substitution, as proxy for the undersigned, to vote all shares of common stock, $0.01 par value per share, of California Pizza Kitchen, Inc. owned of record by the undersigned, with all powers the undersigned would have if personally present at the Annual Meeting of Stockholders of California Pizza Kitchen, Inc. to be held on June 14, 2006 at 10:00 a.m. in the Gateway Room at the Sheraton Gateway Hotel, 6101 W. Century Blvd., Los Angeles, California 90045 and any adjournments or postponements thereof for the following purposes:

This proxy authorizes Larry S. Flax, Richard L. Rosenfield and Susan M. Collyns, or any one of them, to vote at his or her discretion on any other matter that may properly come before the annual meeting or any adjournment or postponement thereof. If a director nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, this proxy may be voted for such substitute nominee as Larry S. Flax, Richard L. Rosenfield and Susan M. Collyns, or any one of them, may designate.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE AND IN FAVOR OF EACH OF THE OTHER PROPOSALS. HOWEVER, FOR SHARES HELD THROUGH A BROKER OR OTHER NOMINEE WHO IS A NEW YORK STOCK EXCHANGE MEMBER ORGANIZATION, THOSE SHARES WILL ONLY BE VOTED IN FAVOR OF PROPOSAL NUMBER TWO IF THE STOCKHOLDER HAS PROVIDED SPECIFIC VOTING INSTRUCTIONS TO THE BROKER OR OTHER NOMINEE TO VOTE THE SHARES IN FAVOR OF PROPOSAL NUMBER TWO.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CALIFORNIA PIZZA KITCHEN, INC. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THESE PROPOSALS.

(PLEASE DATE AND SIGN ON REVERSE SIDE)

AMERICAN STOCK TRANSFER & TRUST CO. 6201 15TH AVE.

ATTN: DATA ENTRY DEPARTMENT BROOKLYN, NY 11219

ANNUAL MEETING OF STOCKHOLDERS OF

CALIFORNIA PIZZA KITCHEN, INC.

June 14, 2006

PROXY VOTING INSTRUCTIONS VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by California Pizza Kitchen, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to California Pizza Kitchen, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

“You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.”

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

CALPZ1 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

CALIFORNIA PIZZA KITCHEN, INC.

Vote on Directors

Proposal 1.

Election of Directors of California Pizza Kitchen, Inc.

NOMINEES

1) William C. Baker

2) Larry S. Flax

3) Henry Gluck

4) Steven C. Good

5) Avedick B. Poladian

6) Charles G. Phillips

7) Richard L. Rosenfield

8) Alan I. Rothenberg

For All

Withhold All

For All Except

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee’s name on the line below.

Vote on Proposals

Proposal 2. Approval of Indemnification Agreement.

For

Against

Abstain

Proposal 3. Ratification of Appointment of Ernst & Young LLP as independent registered public accountants.

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Yes

No

Please indicate if you plan to attend this meeting. HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.

Signature [PLEASE SIGN WITHIN BOX]

Date

Signature (Joint Owners)

Date